UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 20, 2004


                                  ROLLINS, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       1-4422                 51-0068479
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
    of incorporation)                                      Identification No.)


                2170 Piedmont Road, N.E., Atlanta, Georgia 30324
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (404) 888-2000


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):



     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

     On December 20, 2004, Rollins Continental, Inc., a New York corporation and a wholly owned subsidiary of Rollins, Inc., a Delaware corporation and a nationwide consumer services company (NYSE Ticker Symbol - ROL) (the "Company"), entered into an agreement for the sale of approximately 433.72 acres of real estate in Sussex County, Delaware to LOR, Inc., a Georgia Corporation owned and controlled by Gary W. Rollins, the Chief Executive Officer, President and Chief Operating Officer of the Company, R. Randall Rollins, the Chairman of the Board of the Company, certain of their family members and trusts set up for the benefit of certain of their family members (Gary and Randall Rollins and such members of their family referenced above are collectively referred to herein as the "Rollins Family"), and RCTLOR, LLC, a Georgia limited liability company of which LOR, Inc. is a manager and the membership interests of which are owned by entities established for the benefit of members of the Rollins Family. The Agreement provided for LOR, Inc. to purchase an undivided 42.15% interest in the property and for RCTLOR, LLC to purchase an undivided 57.85% interest, each as tenant in common, in the property for an aggregate of $10.8 million in cash. A group consisting of LOR, Inc., Mr. Gary Rollins, Mr. Randall Rollins, Mr. Glen Rollins, a Vice President of the Company and the son of Gary Rollins, and certain other of their family members and affiliates beneficially owns in excess of 50% of the Company's common stock.

     Prior to the closing of the property sale, RCTLOR, LLC. assigned its interest in the agreement to RCTDE, LLC, a Georgia limited liability company of which RCTLOR, LLC is the sole member and manager, and LOR, Inc. assigned its interest in the agreement to Delaware Farm, LLC, a Georgia limited liability company of which LOR, Inc. is the sole member and manager. The transaction was closed on December 29, 2004 and generated net proceeds to the seller of approximately $10.6 million. The Company expects to record a gain on the transaction of approximately $10 million. A committee composed of independent directors was furnished with full disclosure with respect to the transaction, including independent appraisals, and determined that the terms of the transactions were reasonable and fair to the Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ROLLINS, INC.


Date:  January 6, 2005              By:  /s/ Harry J. Cynkus
                                        ----------------------------------------
                                  Name:  Harry J. Cynkus
                                 Title:  Chief Financial Officer and Treasurer